UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 11, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive

Greenville, Wisconsin 54942

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on January 28, 2013, School Specialty, Inc., a Wisconsin corporation (“SSI-WI”) and certain of its subsidiaries (collectively with SSI-WI, the “Debtors”) filed voluntary petitions (Case No. 13-10125) (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

On May 23, 2013, the Bankruptcy Court approved the Debtors’ Second Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code (the “Plan”) pursuant to the Confirmation Order dated May 23, 2013, as corrected June 3, 2013 (the “Confirmation Order”). All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan.

At the Effective Time, the Debtors consummated the Plan in accordance with its terms and emerged from chapter 11 bankruptcy protection as reorganized entities.

Pursuant to the Plan, SSI-WI consummated a reincorporation merger (the “Reincorporation”) where SSI-WI merged with and into its wholly owned subsidiary, SSI Merger Sub Inc., a Delaware corporation, pursuant to the terms of a Plan of Merger dated as of June 11, 2013 (the “Plan of Merger”), which is attached as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. In connection with the Plan of Merger, SSI Merger Sub Inc. changed its name to School Specialty, Inc. (the “Company”). The effective date of the Reincorporation was June 11, 2013 (the “Effective Time”). As a result of the Reincorporation, the Registrant is now a Delaware corporation and SSI-WI has ceased to independently exist. The officers of SSI-WI are now the officers of the Company, and the Company will continue to operate the business of SSI-WI as it existed immediately prior to the Reincorporation. Changes to the directors of the Company are described in Item 5.02 below.

On June 11, 2013, the Company and the reorganized Debtors (the “Loan Parties”) entered into a Loan Agreement (the “Asset-Based Credit Agreement”) by and among the Debtors, Bank of America, N.A, as Agent, SunTrust Bank, as Syndication Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Bookrunners, and the Lenders that are party to the Asset-Based Credit Agreement (the “Asset-Based Lenders”).

Under the Asset-Based Credit Agreement, the Asset-Based Lenders agreed to provide a revolving senior secured asset-based credit facility (the “ABL Facility”) in an aggregate principal amount of $175 million. Outstanding amounts under the ABL Facility will bear interest at a rate per annum equal to, at the Loan Parties’ election: (1) a base rate (equal to the greatest of (a) the prime lending rate, (b) the federal funds rate plus 0.50%, and (c) the 30-day LIBOR rate plus 1.00% per annum) (the “Base Rate”) plus an applicable margin (equal to a specified margin based on the interest rate elected by the Company, the fixed charge coverage ratio under the ABL Facility and the applicable point in the life of the ABL Facility) (the “Applicable Margin”), or (2) a LIBOR rate plus the Applicable Margin (the “LIBOR Rate”). Interest on loans under the ABL Facility bearing interest based upon the Base Rate will be due monthly in arrears, and interest on loans bearing interest based upon the LIBOR Rate will be due on the last day of each relevant interest period or, if sooner, on the respective dates that fall every three months after the beginning of such interest period.

The ABL Facility will mature on June 11, 2018. Advances under the ABL Facility may be prepaid by the Loan Parties in whole or in part at any time without penalty or premium. The Loan Parties will be required to make specified prepayments upon the occurrence of certain events, including: (1) the amount outstanding on the ABL Facility exceeding the Borrowing Base, and (2) the Loan Parties’ receipt of net cash proceeds of any sale or disposition of assets that are first priority collateral for the ABL Facility.

Pursuant to a Guaranty and Collateral Agreement dated as of June 11, 2013 (the “ABL Security Agreement”) which is attached as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference, the ABL Facility is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries. Under an intercreditor agreement between the Asset-Based Lenders and the Term Loan Lenders, as defined and described below, the Asset-Based Lenders have a first priority security interest in substantially all working capital assets of the Company and the guarantor subsidiaries, and a second priority security interest in all other assets, subordinate only to the first priority security interest of the Term Loan Lenders in such other assets.

The Asset-Based Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including but not limited to a springing financial covenant relating to the Company’s fixed charge coverage ratio and restrictions on indebtedness, liens, investments, asset dispositions and dividends and other restricted payments.

Also on June 11, 2013, the Company entered into a Credit Agreement (the “Term Loan Credit Agreement”) among the Company, Credit Suisse AG, as Administrative Agent and Collateral Agent, and the Lenders defined in the Term Loan Credit Agreement (the “Term Loan Lenders”).

Under the Term Loan Credit Agreement, the Term Loan Lenders agreed to make a term loan (the “Term Loan”) to the Company in aggregate principal amount of $145 million. The outstanding principal amount of the Term Loan will bear interest at a rate per annum equal to the applicable LIBOR rate (with a 1% floor) plus 8.50%, or the base rate plus a margin of 7.50%. Interest on loans under the Term Loan Credit Agreement bearing interest based upon the base rate will be due quarterly in arrears, and interest on loans bearing interest based upon the LIBOR Rate will be due on the last day of each relevant interest period or, if sooner, on the respective dates that fall every three months after the beginning of such interest period.

The Term Loan matures on June 11, 2019. The Term Loan Credit Agreement requires prepayments at specified levels upon the Company’s receipt of net proceeds from certain events, including: (1) certain dispositions of property, divisions, business units or business lines; (2) other issuances of debt other than Permitted Debt. The Term Loan Credit Agreement also requires prepayments at specified levels from the Company’s excess cash flow. The Company is also permitted to voluntarily prepay the Term Loan in whole or in part. Any prepayments are to be made at par, plus an early payment fee calculated in accordance with the terms of the Term Loan Credit Agreement if prepaid prior to the second anniversary of the Term Loan Credit Agreement.

Pursuant to a Guarantee and Collateral Agreement dated as of June 11, 2013 (the “Term Loan Security Agreement”), which is attached as Exhibit 10.4 to this Current Report on Form 8-K and incorporated herein by reference, the Term Loan is secured by a first priority security interest in substantially all assets of the Company and the guarantor subsidiaries. Under an intercreditor agreement between the Asset-Based Lenders and the Term Loan Lenders, the Term Loan Lenders have a second priority security interest in substantially all working capital assets of the Company and the subsidiary guarantors, subordinate only to the first priority security interest of the Asset-Based Lenders in such assets, and a first priority security interest in all other assets.

The Term Loan Credit Agreement contains customary events of default and financial, affirmative and negative covenants, including but not limited to quarterly financial covenants commencing on the fiscal quarter ending October 26, 2013, relating to the Company’s (1) minimum interest coverage ratio and (2) maximum net total leverage ratio and restrictions on indebtedness, liens, investments, asset dispositions and dividends and other restricted payments.

The Asset-Based Credit Agreement and the term Loan Credit Agreement are filed as exhibits herewith and incorporated herein by reference. The foregoing descriptions of the Asset-Based Credit Agreement, the term Loan Credit Agreement and the other agreements described herein do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 1.02 Termination of a Material Definitive Agreement

On the Effective Date, in accordance with the Plan, the following material agreements were terminated:

Credit Agreements

•

Senior Secured Super Priority Debtor-in-Possession Credit Agreement by and among SSI-WI, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent and Collateral Agent and the lenders party thereto dated as of February 27, 2013, as amended (the “Senior Secured DIP Agreement”).

•	Security and Pledge Agreement dated as of February 27, 2013 by and among SSI-WI, U.S. Bank National Association, et al.

•

Debtor-in-Possession Credit Agreement by and among Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital Markets, Inc. (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), General Electric Capital Corporation (as Syndication Agent), and the lenders that are party thereto and SSI-WI and certain of its subsidiaries dated as of January 28, 2013, as amended.

•	Guaranty and Security Agreement among the grantors set forth therein and Wells Fargo Capital Finance, LLC, dated as of January 31, 2013.

•

Credit Agreement by and among SSI-WI, Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), and the Lenders that were party thereto, dated as of May 22, 2012.

Continued Subordinated Debentures

At the Effective Time, pursuant to the Plan and the Confirmation Order, SSI-WI’s 3.75% Convertible Subordinated Debentures due 2026 (the “Debentures”) were cancelled and the Indenture dated as of March 1, 2011 between SSI-WI and The Bank of New York Mellon Trust Company, N.A. under which the Debentures were issued was terminated.

Equity Plans and Other Agreements

•	Amended and Restated 1998 Stock Incentive Plan, amended as of May 5, 2008 (the “1998 Plan”)

•	Amended and Restated 2002 Stock Incentive Plan, amended as of May 5, 2008 (the “2002 Plan”).

•	SSI-WI 2008 Equity Incentive Plan (the “2008 Plan” and together with the 1998 Plan and the 2002 Plan, the “Equity Plans”).

•	All related agreements evidencing awards granted under the Equity Plans.

Separation Agreements

•	Separation Agreement dated as of April 4, 2012 between SSI-WI and Rachel P. McKinney.

•	Separation Agreement dated as of March 29, 2012 between SSI-WI and Steven F. Korte.

Item 1.03 Bankruptcy or Receivership

Effective Date of Chapter 11 Plan

As previously disclosed, on January 28, 2013, the Debtors filed the Chapter 11 Cases.

On May 23, 2013, the Court entered the Confirmation Order confirming the Plan. Copies of the Plan and the Confirmation Order were attached as exhibits to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, and are incorporated herein by reference.

At the Effective Time, the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Court. A copy of the Notice of Effective Date is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Conditions Precedent to Effective Date

The occurrence of the Effective Time was subject to satisfaction or waiver of the following conditions precedent: (i) the clerk of the Court shall have entered the Confirmation Order, and the Confirmation Order shall have become a final order, and (ii) all other actions and documents necessary to implement the Plan shall have been effected or executed. Each of the foregoing conditions to the effectiveness of the Plan were satisfied or waived, and the Effective time occurred on June 11, 2013.

Additional Information and Press Release

On June 11, 2013, the Company issued a press release announcing the occurrence of the Effective Time. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Pursuant to the Plan, certain of SSI-WI’s unsecured creditors are entitled to cash payments, which were previously described in SSI-WI’s Current Report on Form 8-K filed with the SEC on May 30, 2013 and incorporated by reference herein.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The Certificate (as defined in Item 3.03 below), which became effective at the Effective Time, authorizes the Company to issue up to 2,000,000 shares of Common Stock and up to 500,000 shares of preferred stock, each with a par value of $0.001 per share.

As of the Effective Time pursuant to the Plan, the Company issued a total of 1,000,004 shares of Common Stock to holders of certain allowed claims against the Debtors in exchange for such claims.

The Company relied on Section 1145 of the Bankruptcy Code to issue the Common Stock. Section 1145(a)(1) exempts the offer and sale of securities under a plan of reorganization from registration under Section 5 of the Securities Act of 1933, and state laws if three principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor;

•	the recipients of the securities must hold a claim against, an interest in, or a claim for administrative expense in the case concerning the debtor or such affiliate; and

•

the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property.

Item 3.03 Material Modification to Rights of Security Holders

At the Effective Time, SSI-WI changed its state of incorporation from Wisconsin to Delaware through a merger with and into its wholly owned subsidiary SSI Merger Sub Inc., which was established for the purpose of the Reincorporation. The Reincorporation was accomplished pursuant to the terms of a Plan of Merger dated as of June 11, 2013, which is attached as Exhibit 2.1 to this Current Report on Form 8-K. The Reincorporation was authorized by the Bankruptcy Court pursuant to the Plan.

Prior to the Effective Time, the rights of SSI-WI’s shareholders were governed by the Wisconsin Business Corporation Law, SSI-WI’s Articles of Incorporation, as amended, and the SSI-WI’s Amended and Restated Bylaws, as amended. As a result of the Reincorporation, the rights of holders of the Company’s new Common Stock are governed by the Delaware General Corporation Law, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Bylaws. The Company’s Certificate and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

The Company hereby incorporates herein by reference the description of the Common Stock contained in Amendment No. 1 to the Company’s Form 8-A filed with the SEC on June 11, 2013, to the extent such description relates to the Common Stock of the Company.

At the Effective Time, pursuant to the Plan and the Confirmation Order, all Equity Interests in SSI-WI, including Common Stock and any options, warrants, calls, subscriptions or other similar rights or other agreements, commitments or outstanding securities obligations, were cancelled and extinguished.

As of the Effective Time a total of 1,000,004 shares of Common Stock were issued pursuant to the Plan to holders of certain allowed claims against the Debtors. In total, the Company has 2,000,000 authorized shares of Common Stock and 500,000 authorized shares of preferred stock, each with a par value of $0.001 per share.

As described in Item 1.01 of this Current Report on Form 8-K, the Asset-Based Credit Agreement and the Term Loan Credit Agreement restrict the ability of the Company to pay dividends. The description of such restrictions contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant

The information regarding the cancellation of the Equity Interests of SSI-WI and the issuance of Common Stock of the Company set forth above in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

In addition, as discussed under Item 5.02 of this Current Report on Form 8-K, the composition of the Company’s board of directors as of the Effective Time is substantially different from the composition of the Company’s board of directors immediately prior to the Effective Time.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Changes in Board Membership

As of the time the Plan became effective at the Effective Time, the terms of Terry L. Lay, A. Jacqueline Dout, Edward Emma, Jonathan J. Ledecky, Herbert A. Trucksess III, Jacqueline F. Woods, and David Vander Zanden as directors of the Company ended pursuant to the Plan. Michael P. Lavelle continued to serve as a director in accordance with the terms of the Plan.

At the Effective Time, Justin Lu, Madhu Satyanarayana and James R. Henderson were appointed to the board of directors in accordance with the terms of the Plan. Biographies of the new directors are as follows:

1.	Justin Lu; age 42. Mr. Lu is a principal and assistant high yield portfolio manager at Zazove Associates (“Zazove”), an investment advisory firm focused on convertible securities. Mr. Lu has been employed by Zazove since 2002, investing primarily in high yield convertible portfolios. Prior to joining Zazove, Mr. Lu worked at Merrill Lynch from 1998 to 2001 as an associate in the leveraged finance and technology investment banking groups. Mr. Lu received his B.A. in economics and mathematics from Dartmouth College in 1992, and his J.D./M.B.A. from Columbia University in 1998. Mr. Lu is a CFA charterholder.

Certain funds affiliated with Zazove and managed accounts held approximately $50,121,591 of SSI-WI’s DIP loans under the Senior Secured DIP Agreement (“DIP Loans”) and approximately $46,535,000 of the Debentures as of the date SSI-WI emerged from bankruptcy. Those funds and managed accounts received approximately $958,000 in interest payable with respect to the DIP Loans and approximately $2,000,000 in interest payable with respect to the Debentures during SSI-WI’s fiscal year from April 28, 2012 to April 27, 2013. Those DIP Loans and Debentures were cancelled upon SSI-WI’s emergence from bankruptcy, and the funds and managed accounts received approximately 313,598 shares of the Company’s Common Stock. Zazove is also a lender under the Term Loan Credit Agreement in the aggregate principal amount of $12,000,000.

2.	Madhu Satyanarayana; age 32. Mr. Satyanarayana is a Portfolio Manager of J. Goldman & Co., L.P. (“JGC”), having been employed in that position since 2011. Prior to joining JGC, Mr. Satyanarayana was a Vice President at Cerberus Capital Management, L.P. from 2005 to 2011, investing in distressed securities and special situations. From 2003 to 2005, Mr. Satyanarayana was an Analyst at UBS Securities, LLC in the Restructuring Group, advising corporate, sovereign and hedge fund clients in distressed situations. Mr. Satyanarayana has previously served on the board of directors of Freedom Group, Inc. as well as certain of its affiliates and subsidiaries, where he chaired the Investment and Benefits Committee, charged with managing the assets of multiple defined benefit pension plans on behalf of their beneficiaries. In addition, Mr. Satyanarayana has served on numerous ad hoc creditor and lender committees as part of the restructuring processes of those companies. Mr. Satyanarayana received a B.A. in Economics from Harvard College in 2003.

Certain funds affiliated with JGC held approximately $13,749,825 of the DIP Loans and approximately $13,682,000 of the Debentures as of the date SSI-WI emerged from bankruptcy. Those funds received $420,691.34 in interest in relation to the DIP

Loans and did not receive any interest on the $13,682,000 of the Debentures. The DIP Loans and the Debentures were cancelled upon SSI-WI’s emergence from bankruptcy, and the funds received approximately 86,870 shares of the Company’s Common Stock. JGC is also a lender under the Term Loan Credit Agreement in the aggregate principal amount of $5,000,000

3.	James R. Henderson; age 55. Mr. Henderson was a Managing Director and operating partner of Steel Partners LLC, a subsidiary of Steel Partners Holdings L.P., a global diversified holding company that owns and operates businesses and has significant interests in leading companies in a variety of industries, including diversified industrial products, energy, defense, banking, insurance, and food products and services, until April 2011. In addition, Mr. Henderson was associated with Steel Partners LLC and its affiliates from August 1999 until April 2011. Mr. Henderson has served as a director of GenCorp since 2008. Mr. Henderson also served as a director of DGT Holdings Corp., a manufacturer of proprietary high-voltage power conversion subsystems and components, from November 2003 until December 2011. Mr. Henderson also served as a director of SL Industries, Inc., a company that designs, manufactures and markets power electronics, motion control, power protection, power quality electromagnetic and specialized communication equipment, from January 2002 to March 2010. Mr. Henderson was an Executive Vice President of SP Acquisition Holdings, Inc., a company formed for the purpose of acquiring one or more businesses or assets, from February 2007 until October 2009. Mr. Henderson was a director of Angelica Corporation, a provider of healthcare linen management services, from August 2006 to August 2008. Mr. Henderson was a director and CEO of the predecessor entity of Steel Partners Holdings L.P., WebFinancial Corporation, from June 2005 to April 2008, where he was also the President and COO from November 2003 to April 2008 and the Vice President of Operations from September 2000 to December 2003. Mr. Henderson was also the CEO of WebBank, a wholly-owned subsidiary of Steel Partners Holdings L.P., from November 2004 to May 2005. Mr. Henderson was a director of ECC International Corp., a manufacturer and marketer of computer controlled simulators for training personnel to perform maintenance and operation procedures on military weapons, from December 1999 to September 2003 and was acting CEO from July 2002 to March 2003. Mr. Henderson served as the Chairman of the Board of Point Blank Solutions, Inc., a designer and manufacturer of protective body armor, from August 2008 until October 2011, where he was also the CEO from June 2009 until October 2011, and was acting CEO from April 2009 to May 2009. Mr. Henderson was also the CEO and Chairman of the Board of Directors of certain subsidiaries of Point Blank. He has served as the CEO of Point Blank Enterprises, Inc., the successor to the business of Point Blank, from October 2011 to September 2012. Mr. Henderson holds a BS in Accounting from the University of Scranton.

The plan provides for the appointment of a fifth director. As of the date of this report, the fifth director has not been appointed.

Resignation of Named Executive Officer

The Company has accepted the resignation of Kathryn Pepper-Miller, the Company’s Chief Marketing Officer, effective as of July 26, 2013.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Plan of Merger entered into between School Specialty, Inc. a Wisconsin corporation and SSI Merger Sub Inc., a Delaware corporation, dated as of June 11, 2013.

3.1	Amended and Restated Certificate of Incorporation of School Specialty, Inc., as filed on June 11, 2013, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form 8-A of School Specialty, Inc. filed June 11, 2013.

3.2	Bylaws of School Specialty, Inc., dated June 11, 2013, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form 8-A of School Specialty, Inc. filed June 11, 2013.

10.1	Loan Agreement, dated June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, certain lenders party thereto, and Bank of America, N.A. as agent.

10.2	Credit Agreement, dated June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, certain lenders party thereto, and Credit Suisse AG, as Administrative Agent and Collateral Agent.

10.3	Guarantee and Collateral Agreement dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto, and Bank of America, N.A.

10.4	Guarantee and Collateral Agreement dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto, and Credit Suisse AG, as Collateral Agent

99.1	Notice of Effective Date.

99.2	Press Release issued June 11, 2013.

Cautionary Note Regarding Forward-Looking Statements

Any statements made in this Current Report about future results of operations, expectations, plans, or prospects constitute forward-looking statements. These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations and intentions and other statements contained in this Current Report that are not historical facts. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “should,” “plans,” “targets” and/or similar expressions. These forward-looking statements are based on School Specialty’s current estimates and assumptions and, as such, involve uncertainty and risk. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those contemplated by the forward-looking statements because of a number of factors, including the factors described in Item 1A of School Specialty’s Annual Report on Form 10-K and other periodic reports filed with the SEC, which factors are incorporated herein by reference. Except to the extent required under the federal securities laws, School Specialty does not intend to update or revise the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: June 17, 2013	By:	/s/ David Vander Ploeg

David Vander Ploeg
Chief Financial Officer

EXHIBIT INDEX

2.1	Plan of Merger entered into between School Specialty, Inc. a Wisconsin corporation and SSI Merger Sub Inc., a Delaware corporation, dated as of June 11, 2013.

3.1	Amended and Restated Certificate of Incorporation of School Specialty, Inc., as filed on June 11, 2013, incorporated by reference to Exhibit 3.1 to Amendment No. 1 to the Registration Statement on Form 8-A of School Specialty, Inc. filed June 11, 2013.

3.2	Bylaws of School Specialty, Inc., dated June 11, 2013, incorporated by reference to Exhibit 3.2 to Amendment No. 1 to the Registration Statement on Form 8-A of School Specialty, Inc. filed June 11, 2013.

10.1	Loan Agreement, dated June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, certain lenders party thereto, and Bank of America, N.A. as agent.

10.2	Credit Agreement, dated June 11, 2013, by and among School Specialty, Inc. and certain of its subsidiaries, as borrowers, certain lenders party thereto, and Credit Suisse AG, as Administrative Agent and Collateral Agent.

10.3	Guarantee and Collateral Agreement dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto, and Bank of America, N.A.

10.4	Guarantee and Collateral Agreement dated as of June 11, 2013, among School Specialty, Inc., the guarantors party thereto, and Credit Suisse AG, as Collateral Agent

99.1	Notice of Effective Date.

99.2	Press Release issued June 11, 2013.